Exhibit 23.1




           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent accounts, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1999 incorporated by reference in South Alabama Bancorporation's Form 10-K for the year ended December 31, 1998 and all references to our Firm included in or made a part of this Registration Statement.




                                              /s/ Arthur Andersen LLP



     Birmingham, Alabama
     July 29, 1999